Exhibit 4(g)

                            ASSIGNMENT AND ACCEPTANCE

                             Dated November 29, 2005

     Reference is made to the Amended and Restated Credit Agreement dated as of October 14, 2005 (the "CREDIT AGREEMENT") among EMCOR Group, Inc., the other Borrowers, the Lenders (as defined in the Credit Agreement) and Harris N.A., as Agent for the Lenders (the "AGENT"). Terms defined in the Credit Agreement are used herein with the same meaning.

     Bank of Montreal (the "ASSIGNOR") and The Northern Trust Company (the "ASSIGNEE") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a 20% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Assignor's Commitment as in effect on the Effective Date and the Revolving Loans, if any, owing to the Assignor on the Effective Date and the Assignor's Percentage of any outstanding L/C Obligation, if any.

     2.   The Assignor (i)  represents  and warrants  that as of the date hereof
(A) its Commitment is $50,000,000, (B) the aggregate outstanding principal amount of Revolving Loans made by it under the Credit Agreement that have not been repaid is $4,285,714.28 and a description of the interest rates and currencies for such Revolving Loans is attached as Schedule 1 hereto, and (C) the aggregate principal amount of Assignor's outstanding L/C Obligations is $7,937,939.96 and a description of the expiry date, amount and account party for such L/C Obligations is also attached as Schedule 1 hereto; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any Guarantor or the performance or observance by any Borrower or any Guarantor of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

     3. The Assignee (i) confirms that it has received copies of the Credit Agreement, together with copies of the most recent financial statements delivered to the Lenders pursuant to in Sections 7.5(a), (b) and (c) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its lending offices (and address for notices) the offices set forth beneath its name on the signature pages hereof.

     4. As consideration for the assignment and sale contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date (as hereinafter defined) in federal funds an amount equal to the percentage specified in Section One of the balance of Revolving Loans outstanding on such date. It is understood that commitment and/or Letter of Credit fees accrued to the date hereof with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     5. The effective date for this Assignment and Acceptance shall be October 14, 2005 (the "EFFECTIVE DATE"). Following the execution of this Assignment and Acceptance, it will be delivered to the Company for its acceptance and to the Agent for acceptance and recording by the Agent.

     6. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in the Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     7. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment and letter of credit fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

     8. In accordance with Section 11.18 of the Credit Agreement, the Assignee requests and directs that the Agent prepare and cause the Borrowers to execute and deliver to the Assignee Revolving Credit Notes payable to the Assignee.

     11. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Illinois.



                                        BANK OF MONTREAL


                                        By:
                                           -----------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------


                                        THE NORTHERN TRUST COMPANY

                                        Lending Office(and
                                            address for notices):

                                          ------------------------------------

                                          ------------------------------------


                                        Attention:
                                                  ----------------------------


                                        By:
                                           -----------------------------------
                                              Name:
                                                   ---------------------------
                                              Title:
                                                    --------------------------

Accepted and consented this
29th day of November, 2005


EMCOR GROUP, INC.


By:
   -----------------------------------
    Name:
         -----------------------------
    Title:
          ----------------------------

Accepted and consented to by the Agent this 29th day of November, 2005

HARRIS N.A,. as Agent


By:
   -----------------------------------
    Name:
         -----------------------------
    Title:
          ----------------------------

                                   SCHEDULE 1

                                LETTERS OF CREDIT

L/C NUMBER                 AMOUNT                         EXPIRY DATE           BENEFICIARY
-----------------------    ---------------------------    ------------------    --------------------------------------------
CAD 19663                  $422,868.74 (USD Equiv)            12/24/05          Canadian Imperial Bank of Commerce
CAD 58202                  $217,725.00 (USD Equiv)             6/15/06          Ontario Power Generation
S559178                    $12,591,000.00                      10/1/06          American Casualty Company of Reading, PA
S561252                    $8,481,050.00                       9/15/07          Southeast Corridor Construction
S574136                    $17,003,000.00                      10/1/06          Transportation Insurance Company
USD 19624                  $863,110.00                         10/1/06          Ace American Insurance Company
USD 19637                  $662,070.00                         9/30/06          Ace Property & Casualty Insurance Company
USD 19638                  $2,202,000.00                       10/1/06          Transportation Insurance Company
USD 19640                  $500,000.00                         7/31/06          Reliance Insurance Company, United
USD 19644                  $2,853,000.00                       9/1/06           Continental Casualty Company
USD 19646                  $876,000.00                         9/1/06           Continental Casualty Company
USD 19647                  $1,270,000.00                       9/1/06           Continental Casualty Company
USD 19649                  $194,037.00                         2/28/06          County of Los Angeles
USD 19651                  $5,938,000.00                       9/30/06          American Casualty Company of Reading, PA
USD 19654                  $92,283.00                          4/30/06          County of Los Angeles
USD 62175                  $403,116.00                        12/22/05          County of Los Angeles
USD 62176                  $104,345.00                        12/15/05          County of Los Angeles
USD 19645                  $900,000.00                        12/31/05          The Travelers Casualty & Surety
USD 19653                  $5,000.00                          12/31/07          City of Chicago